OPTION AGREEMENT

THIS AGREEMENT is dated for reference the ___ day of February, 2002.

BETWEEN:

         IKON MANAGEMENT GROUP INC., of 902 S. Glendale Avenue, Glendale, California, U.S.A. CA 91205.

            (the "Investor)                                  OF THE FIRST PART

AND:

       MARKETU INC., a company duly incorporated under the laws of the state of Nevada and having business office at Suite 101, 20145 Stewart Crescent, Maple Ridge, British Columbia, V2X 0T6.

            (the "Company")                              OF THE SECOND PART

NOW THEREFORE in consideration of the mutual premises, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

1.    OPTION

1.1 Purchase of Units. The Investor is hereby granted an option to purchase from the Company 1,750,000 units (the "Units") at a price of US$0.857 per Unit, for an aggregate purchase price of US$1,500,000.00 (the "Purchase Price"). Each Unit consists of one Series C preferred share (one "Preferred Share") and one-half of one non-transferable share purchase warrant (the "Warrant"). Each Preferred Share is convertible into two common shares in the capital stock of the Company without additional payment to the Company. Any Preferred Shares that remain unexercised on the date which is one year from the date of issuance will be deemed converted. Each Warrant (one whole Warrant) will entitle the holder the purchase one common share in the capital stock of the Company at a price of US$0.50 per share for the first year the Warrant is exercisable and US$0.60 for the second year. The warrants will expire two years from the date of their issuance.

1.2 Payment of Units. The Purchase Price may be paid by the Investor to the Company any time on or before March 31, 2002 (the "Expiration Date").

1.3 Issuance of Securities. Upon the exercise of the option, the Company shall deliver or cause to be delivered to the Investor certificates representing the number of Preferred Shares and Warrants purchased.


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1.4  Registration of Securities. The Preferred Shares and Warrants, when issued, will be registered in the name of:

      Name to appear on share certificate:         IKON MANAGEMENT GROUP INC.
                                            ----------------------------------

2.    ACKNOWLEDGEMENTS BY INVESTOR

2.1 Acknowledgements by the Investor. The Investor understands and acknowledges that:

(a) No US federal or state agency or any other securities commission has made any finding or determination as to the fairness of this investment, or any recommendation or endorsement of the Units.

(b) The Company has relied upon the Investor's representations and warranties and the information set forth this Agreement to qualify for exemptions from US federal and state securities registration requirements.

(c) The Units were not advertised in printed media of general and regular paid circulation, radio or television and the offer and sale of the Units is not accomplished by the publication of any advertisement.

2.2 Investor Responsibility for Due Diligence Investigation. The Investor acknowledges that the Investor must rely upon the Investor's own examination of the Company, including the merits and risks involved in making an investment decision regarding the Units.

2.3 Securities Restricted. The Investor acknowledges that the Units have not been registered under either US federal or state securities laws. The Investor also understands that the Company is under no obligation and has no intention to register the Units or to take any actions to make available exemptions from the registration requirements of state and federal securities laws, and that the Units cannot be sold or otherwise distributed in the absence of an exemption from such registration requirements. No person has made to the Investor any written or oral representations that any person will resell or repurchase the Units; any person will refund the purchase price of the Units; or as to the future price or value of the Units.

2.4 Legend on Share Certificates. The Investor hereby consents to the placement of a legend on all certificates representing the Preferred Shares, the Warrants, and the common shares acquired upon conversion of the Preferred Shares and the exercise of the Warrants, in substantially the following form:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted stock" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to the effective registration statement under the act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company"


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2.5   Investor Indemnification of the Company. The Investor hereby agrees to indemnify and hold the Company harmless from any and all liabilities or damages incurred by the Company arising as a result of any false statement or misrepresentation made by the Investor in this Agreement including, but not limited to, liabilities or damages incurred in connection with the loss of exemptions from securities registration requirements.

2.6 Preferred Shares Not Created. The Investor acknowledges that as of the date of this Agreement, the Preferred Shares have not been created. The Company agrees to create the Preferred Shares prior to any exercise of the option.

3.    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

3.1 Representations and Warranties of the Investor. The Investor hereby represents and warrants as follows:

(a) Availability of Information. The Company has made available to the Investor, or to the Investor's attorney, accountant or representative, all documents that the Investor has requested, and the Investor has requested all documents and other information that the Investor has deemed necessary to consider respecting an investment in the Company. The Company has provided answers to all questions concerning the investment in the Company. The Investor has carefully considered and has, to the extent the Investor believes necessary, discussed with the Investor's professional legal, tax and financial advisers and the Investor's representative (if any) the suitability of an investment in the Company for the Investor's particular tax and financial situation. All information the Investor has provided to the Company concerning the Investor and the Investor's financial position is correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Investor will immediately provide such information to the Company.

(b) Principal Purchaser. The Investor is purchasing the Units as principal for investment and the Investor is purchasing the Units for the Investor's own account and not on behalf of any other person, nor with a view to or for resale or other distribution of the Units, and no other person, corporation, firm or other organization will have beneficial interest in the Units.

(c) Not an Underwriter. The Investor is not an underwriter of, or dealer in, the common shares of the Company, nor is the Investor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Units.

(d) Residency of Investor. The Investor is a resident of the jurisdiction of the residential/principal address of the Investor set out on page I.

(e) Investment in Not Readily Marketable Securities Not Disproportionate. The Investor's overall commitment to investments that are not readily marketable is not disproportionate to the Investor's net worth. The Investor's investment in the Units will not cause such overall commitment to become excessive.



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(f)  Restrictions on Resale of Securities.  The Investor acknowledges that there are restrictions on the resale of the Units and agrees to comply with the securities laws of the United States and the securities laws of the residence of the Investor. The Investor agrees to resell the Units only in accordance with the provisions of the Securities Act of 1933, as amended, pursuant to registration under the said Act, or pursuant to an available exemption from registration.

(g) Additional Resale Restrictions. The Investor has been independently advised as to the rules, requirements and restrictions with respect to trading in the United States imposed by applicable laws in jurisdictions in which the Investor resides and other applicable jurisdictions, and confirms that no representation has been made to the Investor by or on behalf of the Company with respect thereto.

(h) Adequate Net Worth. The Investor has adequate net worth and means of providing for the Investor's current needs and personal contingencies to sustain a complete loss of the investment in the Company at the time of investment, and the Investor has no need for liquidity in the investment in the Units.

(i) No Notice of Acceptance. The Investor waives the need for the Company to communicate its acceptance of the purchase of the Units pursuant to this Agreement.

(j) Additional Documents. The Investor will execute and deliver such agreements and other documents and things and will do or cause to be done all such acts or things as are or may be necessary or desirable to give effect to the provisions hereof and to carry out the intent of this subscription offer.

3.2 Survival. The representations and warranties contained in subsection 3.1 will survive the exercise or expiration of the option.

4.    STATUS AS AN ACCREDITED INVESTOR

4.1 Accredited Investor. By initialing the appropriate space(s) below, the Investor represents and warrants that he/she/it is an "accredited investor" within the meaning of Regulation D. Specifically, the Investor represents and warrants that he/she/it qualifies under the following category or categories of "accredited investor" (INVESTOR MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING EACH APPLICABLE SPACE BELOW; IF JOINT INVESTORS, BOTH PARTIES MUST INITIAL):

_____     (a)  Investor is a director or executive officer of the Company;



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_____     (b)  Investor is a natural person whose individual income
               exceeded US$200,000 in each of 2000 and 2001 or whose joint income with spouse exceeded US$300,000 in each of those years, and who reasonably expects to receive at least the same level of income in 2002;

_____     (c)  Investor  is a natural  person  whose  individual  net worth, or joint net worth with his or her spouse, exceeds US
               $1,000,000;

_____     (d) Investor is an organization or entity consisting solely of persons who meet the requirements specified in (a), (b) or (c) above;

_____    (e)  Investor  is a  trust,  corporation  or  partnership  with  total assets in excess of US$5,000,000 not formed for the specific purpose of acquiring the Securities;

_____    (f)  Investor is another  type of  "accredited  investor" as that term is defined in Regulation D, namely _________________________.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1  Representations   and  Warranties  of  the  Company.   The  Company  hereby
     represents and warrants as follows:

     (a) Organization, Good Standing. The Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdictions in which it is incorporated.

     (b) Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the authorization, issuance, reservation and delivery of all of the Units being sold under this Agreement, will have been taken on the closing dates, and this Agreement, when executed by the Company, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by
          (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

5.2 Survival. The representations and warranties contained in subsection 5.1 will survive the exercise or expiration of the option.

6.    INDEPENDENT PROFESSIONAL ADVICE


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6.1   The Investor acknowledges and agrees that the Company urges the Investor and the Investor has had the opportunity to obtain independent legal, accounting, investment and tax advice prior to the execution and delivery of this Agreement and in the event that the Investor did not avail itself of that opportunity prior to signing this Agreement, the Investor did so voluntarily and without any undue pressure or influence and agrees that any failure to obtain independent legal, accounting, investment or tax advice shall not be used as a defense to the enforcement of the Investor's obligations under this Agreement.

7.    MISCELLANEOUS

7.1   Time of Essence.  Time is of the essence of this Agreement.

7.2 Entire Agreement. This Agreement constitutes the entire agreement between the Investor and the Company, or their respective representatives and there are no other agreements, warranties, representations, conditions or covenants, written or oral, express or implied, in respect of, or which affect, the transactions herein contemplated, and this Agreement supersedes and supplants any previous dealings whatsoever between the Investor and the Company in respect of the said transactions.

7.3 Amendment in Writing. The parties to this Agreement may amend this Agreement only in writing.

7.4 Severability. Should any part of this Agreement be declared or held invalid for any reason, that invalidity shall not affect the validity of the remainder which shall continue in force and effect and be construed as if this Agreement had been executed without the invalid portion and it is hereby declared the intention of the parties hereto that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

7.5 Notice. A party to this Agreement will give all notice to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given above.

7.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

7.7 Execution by Counterpart. This Agreement may be signed by a Director of the Company and the Investor in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, and notwithstanding the date of execution shall be deemed to bear the date as set forth above.



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IKON MANAGEMENT GROUP INC.




______________________________
Authorized signing officer



MARKETU INC.


By: __________________________
    Kenneth Galpin, President






T. MarketU Ikon Option Agreement 2-15-02